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                      [KPMG PEAT MARWICK LLP LETTERHEAD]

                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Pall Corporation:

We consent to incorporation by reference in Pall Corporation's Registration Statements Nos. 33-25640, 33-44399, 33-51151 and 33-64751 on Form S-8, and
Registration Statement No. 333-17417 on Form S-3, of our reports dated
September 2, 1998, relating to the consolidated balance sheets of Pall Corporation and subsidiaries as of August 1, 1998 and August 2, 1997 and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedules for each of the years in the three-year period ended August 1, 1998, which reports are incorporated by reference or appear in the annual report on Form 10-K of Pall Corporation for the fiscal year ended August 1, 1998.

                                   /s/ KPMG PEAT MARWICK LLP
                                   --------------------------
                                   KPMG PEAT MARWICK LLP


Melville, New York
October 28, 1998